As filed with the Securities and Exchange Commission on January 10, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEGERION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2960116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(617) 500-7867

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marc D. Beer

Chief Executive Officer

Aegerion Pharmaceuticals, Inc.

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(617) 500-7867

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Anne Marie Cook, Esq. Senior Vice President, General Counsel Aegerion Pharmaceuticals, Inc. 101 Main Street, Suite 1850 Cambridge, Massachusetts 02142 (617) 500-7867	Marc A. Rubenstein, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-177967

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.001 par value per share	N/A	N/A	$13,810,399(1)	$1,884(2)

(1)	In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement (“Primary Securities”) exceed $13,810,399.25 or its equivalent in any other currency, currency units, or composite currency or currencies. The Primary Securities covered by this registration statement may be sold separately, together, or as units with other Primary Securities registered under this registration statement.
(2)	Estimated in accordance with Rule 457(o).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-177967) initially filed by Aegerion Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on November 14, 2011, and amended on December 12, 2011, which was declared effective by the Commission on December 19, 2011, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on January 10, 2013.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Marc D. Beer
Marc D. Beer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Marc D. Beer Marc. D Beer	Chief Executive Officer (Principal Executive Officer) and Director	January 10, 2013

/s/ Mark J. Fitzpatrick Mark J. Fitzpatrick	President (Principal Financial Officer and Principal Accounting Officer)	January 10, 2013

* David I. Scheer	Chairman of the Board of Directors	January 10, 2013

* Sol J. Barer	Director	January 10, 2013

* Antonio M. Gotto Jr.	Director	January 10, 2013

* Paul G. Thomas	Director	January 10, 2013

*By:	/s/ Mark J. Fitzpatrick
Mark J. Fitzpatrick Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1*	Power of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-177967) and Amendment No. 1 to such Registration Statement, filed with the Commission on November 14, 2011 and December 12, 2011, respectively.